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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.
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             (Exact name of registrant as specified in its charter)

                  Delaware                               11-3199437
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  (State of incorporation or organization)  (I.R.S. Employer Identification No.)

10 Edison Street East, Amityville, New York                 11701
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  (Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act

                                             Name of each exchange on which each
Title of each class to be so registered           class is to be registered

Common Stock, $.01 par value per share             American Stock Exchange

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
_________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of Class)


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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant's Securities to be Registered

      Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Registrant's board of directors, from time to time, out of funds legally available therefore. Upon any liquidation, dissolution or winding up of the Registrant, whether voluntary or involuntary, holders of common stock are entitled to receive pro rata all assets available for distribution to its stockholders after payment or provision for payment of debts and other liabilities of the Registrant. As of the date hereof, there are no preemptive or other subscription rights or redemption or sinking fund provisions with respect to the common stock.

ITEM 2. Exhibits

    None.

                                    SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                          TECHNOLOGY FLAVORS & FRAGRANCES, INC.
                          -------------------------------------
                                    Registrant

                          By:  /s/ Joseph A. Gemmo
                               ------------------------------------------
                               Joseph A. Gemmo
                               Vice President and Chief Financial Officer

Date:  March 24, 2000